                                                                   Exhibit 10.9


              Analog Devices, Aware, Westel International, Westell
                              Development Agreement
                                Low Cost DMT ADSL

Westell International Inc. (WIN), Westell Inc. (Westell), Analog Devices Inc.
(ADI) and Aware Inc. (Aware) have been cooperating with each other to provide low cost DMT ADSL systems for British Telecom (BT) and other customers worldwide. It has been determined by the parties that the intentions of the Memorandum of Understanding dated 29 June 1994 should be modified given the current delivery schedule.

The purpose of this Development Agreement is to identify the agreed commitments of the parties necessary to accelerate the availability of low cost DMT ADSL systems, enable WIN and Westell to complete proposals for pricing and product availability as well as to communicate to customers the WIN and Westell ADSL DMT systems architecture, transceiver performance commitments, planned product migration as well as to provide commercial terms for the purchase of components from ADI.

1. WIN will continue to act as prime contractor for BT and other international customers.

2. WIN and Westell will continue to provide AWARE and ADI product definition documentation and systems design information according to the deliverables in the milestones schedule.

3. ADI and AWARE will supply WIN and Westell with relevant Digital Signal Processor (DSP), Applications Specific Integration Circuits (ASIC's) and standard ADI component parts with optimized AWARE ADSL firmware in order to meet the attached milestones.

4. ADI and AWARE each will be responsible to direct its own resources in connection with fulfilling the milestone schedules and will be responsible for the availability of a low cost ADSL transceiver and systems architecture and product offering.

5. ADI and AWARE will continue to participate in direct support of WIN and Westell customer discussions for the purposes of clarifying product requirements, support of worldwide standards activities and communication of project schedule updates. As appropriate, WIN and Westell will invite representatives from both ADI and AWARE to meetings in support of customer requirements.

    Analog Devices Inc., Aware Inc., Westell International Inc., Westell Inc.
                          Proprietary and Confidential
                                  Page 1 of 10
                                   17 May 1995

             Analog Devices, Aware, Westell International, Westell
                             Development Agreement
                                Low Cost DMT ADSL

6. ADI and AWARE will provide timely and mutually agreed reasonable levels of technical assistance and support at agreed upon venues to WIN and Westell that demonstrates progress being made towards agreed upon milestone deliverables.

7. WIN or Westell may terminate this agreement based on the BT cancellation of its development contract with WIN and/or ADI and AWARE failing to fulfill the milestone requirements in this Development Agreement. If termination is based on BT cancellation, payment by WIN or Westell to ADI and AWARE for achieved milestones are due and payable according to the terms of this agreement.

8. It is agreed by ADI, AWARE and WIN and Westell that pricing, technical performance and product availability benefits which arise from this Development Agreement can be made available to the ADI and AWARE consortium, as per the Participation Agreement dated 20 October 1993, unless specifically restricted under separate agreement by WIN, Westell, ADI and AWARE.

9.   Licenses and Proprietary Information

(a) This Agreement does not grant to WIN or Westell by implication, estoppel or otherwise, a license to any patent or know-how owned by ADI or AWARE ("Developer"), other than the license to use such technology when resident in the devices that will be purchased from ADI subsequent to the completion of the work.

(b) All discoveries, developments, improvements, and inventions conceived or first reduced to practice in the performance of this Agreement by a Developer's employees shall be the sole and exclusive property of such Developer.

(c) All discoveries, developments, improvements, and inventions conceived or first reduced to practice in the performance of this Agreement by WIN or Westell employees shall be the sole and exclusive property of WIN and Westell.

(d) In the event that the employees of a Developer and WIN and/or Westell jointly invent devices, circuits, processes, apparatus, or systems relating to this Agreement, then the joint invention shall be jointly owned by the parties without accounting to either party.

    Analog Devices Inc., Aware Inc., Westell International Inc., Westell Inc.
                          Proprietary and Confidential
                                  Page 2 of 10
                                   17 May 1995

              Analog Devices, Aware, Westell International, Westell
                              Development Agreement
                                Low Cost DMT ADSL

     In the event of a joint invention which is patentable, the patent expenses shall be divided equally between the parties, unless one party states in writing that it does not wish to join in the patent application in a given country in which case the non-joining party shall have no rights in that country.

10. The revised and modified Development Agreement between BT and WIN contains the following WIN Milestones:

                                 WIN Milestones

A    25 Sep 95      Provide a platform to BT that allows core transceiver
                    testing including 2 Mbps and 6 Mbps operation with a 96 kbps control channel including an active POTS filter. BT would test this platform for DMT transmission performance results and send the test results to WIN.

B    15 Dec 95      Provide a first prototype system to BT that includes an
                    access multiplexer and ADSL line cards to allow performance testing of the line cards and functional testing of the multiplexer in a static configuration. The system would consist of 1 shelf, 2 sets of common equipment cards and 2 sets of ADSL line cards.

C    15 Mar 96      Provide a pre-production reference model that
                    passes performance testing and has been parametrically tested. This system would consist of the same number and type of components as milestone B and would be expected to pass the acceptance test plan established by that time.

D    28 Jun 96      Provide pilot production systems to BT consisting of 2
                    multiplexers each equipped with two sets of line cards.
                    These systems would be representative of production systems.

11. In order to accomplish the WIN Milestones, WIN requires the performance of ADI and AWARE to develop a DMT transceiver capable of at least 2.048 Mbps and 6.144 Mbps downstream in addition to a 96 kbps bi-direction control channel with associated ATM and ADSL overhead. This transceiver must be capable of the performance specified in BT "ADSL Product Requirements for BT/Westell Development Contract MC589932". In order to accomplish this, ADI and AWARE commits to the following Milestones:

   Analog Devices Inc., Aware Inc., Westell International Inc., Westell Inc.
                          Proprietary and Confidential
                                  Page 3 of 10
                                  17 May 1995

              Analog Devices, Aware, Westell International, Westell
                              Development Agreement
                                Low Cost DMT ADSL

                       ADI and AWARE Commitment Milestones

1.   12 May 95      ADI to provide WIN with complete schematics for a
                    "generation one" DMT transceiver that includes the hybrid
                    (using the AD815), the AFE (using the AD 870), the Digital
                    Filter Integrated Circuit (DFIC), SHARC DSP (21061 or 21062) and Digital Interface ASIC (DIA) chips.

2.   12 May 95      ADI to provide all required IC documentation including
                    pinouts and package mechanical data as well as electrical specifications.

3.   21 Jul 95      Aware to provide WIN with 0.5 Software with DBE 2
                    and AFE2 boards to support the transceiver configuration and operation at 2 Mbps and 6 Mbps (ATM) rates with 96 kbps bi-directional control channel.

4.   12 Aug 95      Aware to provide WIN with TICL interface software in order to support Westell hardware and software integration in Aurora, Illinois.

5.   21 Aug 95      ADI to provide WIN with samples of all IC's necessary to
                    complete assembly of six transceivers (three lines).

6.   15 Sep 95      ADI to provide WIN with X-Grade IC's for eight
                    transceivers (four lines).

7.   28 Sep 95      AWARE to provide WIN with 1.0 software capable of
                    TICL controlled configuration, diagnostics and status required to support transceiver performance in accordance with the BT requirements.

          The ADI and AWARE commitment milestones represent the minimum set of milestones necessary to execute the commitments for WIN and Westell DMT ADSL customers. Delay in keeping milestone commitments will impact WIN competitiveness in the marketplace and customer satisfaction.

    Analog Devices Inc., Aware Inc., Westell International Inc., Westell Inc.
                          Proprietary and Confidential
                                  Page 4 of 10
                                   17 May 1995

              Analog Devices, Aware, Westell International, Westell
                              Development Agreement
                                Low Cost DMT ADSL

     12. While it is recognized by the parties that the ADI and AWARE commitment milestones schedule do not represent an acceleration of availability of low cost DMT ADSL in the marketplace, it has been agreed that a level of remuneration based upon milestone achievements is appropriate. Therefore, WIN and Westell agree to make the following payments to ADI and AWARE based on milestone achievements and WIN's success in delivering against the BT contract and other WIN and Westell customer milestones:

          Milestone     Date            ADI Payment     Aware Payment

          1, 2          [redact]        [redact]        [redact]
           3            [redact]                        [redact]
           4            [redact]                        [redact]
           5            [redact]
           6            [redact]
          WIN-A         [redact]        [redact]        [redact]
           7            [redact]                        [redact]
          WIN-B         [redact]        [redact]        [redact]
          WIN-C         [redact]        [redact]        [redact]
          WIN-D         [redact]        [redact]        [redact]
          Total potential payout        [redact]        [redact]

          * A milestone payment of [redact] is due and payable to ADI if ADI achieves milestone #5 on or before [redact].

          + A milestone payment of [redact] is due and payable to ADI if ADI achieves milestone #6 on or before [redact].

Each ADI and AWARE commitment milestone payout is based on performance versus the milestone. If the milestone deliverable is achieved, payment will be made within 45 days after receipt of an invoice from ADI and AWARE. If the milestone deliverable is not achieved, payment for the milestone will not be made.

    Analog Devices Inc., Aware Inc., Westell International Inc., Westell Inc.
                          Proprietary and Confidential
                                  Page 5 of 10
                                   17 May 1995

              Analog Devices, Aware, Westell International, Westell
                              Development Agreement
                                Low Cost DMT ADSL

     The WIN Milestones payouts are provided to identify the critical nature of the ADI and AWARE joint cooperation in achieving the WIN deliverables to BT. Achieving the WIN deliverables will require ADI and AWARE to provide appropriate and necessary levels of technical support to WEN. Category 1 and 2 is defined as ADSL product specifications according to the T1E1.4 ANSI standards committee.

     13(a) In order to be competitive in the marketplace, WIN and Westell will require transceiver pricing which meets customers requirements. ADI agrees to supply WIN and Westell at an equivalent component purchase price of [redact] per line for each Low Cost DMT ADSL transceiver (Generation 1) ordered for delivery to WIN between the date of this agreement and 28 June 1996.

     (b) ADI agrees to supply WIN and Westell at an equivalent component purchase price per line according to the price schedule below for each Low Cost DMT ADSL transceiver (Generation 2 - a Category 2 compliant DMT processor with DFIC DSP and an integrated Category 1 AFE) ordered for delivery to WIN on or after 29 June 1996.

     (c) ADI agrees to supply WIN and Westell at an equivalent component purchase price per line according to the price schedule below for each Low Cost DMT ADSL transceiver (Generation 3 - comprised of the digital components of Generation 2 and a discrete category 2 AFE). Ordered for delivery to WIN on or after 1 Jan 1997.

     (d) ADI plans to supply WIN and Westell at an equivalent component purchase price per line according to the price schedule below for each Low Cost DMT ADSL transceiver (Generation 3+ - a reduced size Category 2 DMT processor with DFIC DSP and an integrated Category 2 AFE) with an expected availability date of 30 June 1997. WIN and Westell is authorized to make quotations in the marketplace for the Generation 3+ product offering based on the planned but not committed pricing and availability schedule.

[redact]

     Pricing is per line for ADI provided components only and does not include any third party royalties to valid patent holders. Only Generation 1 pricing includes hybrid and line components and the line driving subsection

    Analog Devices Inc., Aware Inc., Westell International Inc., Westell Inc.
                          Proprietary and Confidential
                                  Page 6 of 10
                                   17 May 1995

              Analog Devices, Aware, Westell International, Westell
                              Development Agreement
                                Low Cost DMT ADSL

14. ADI commits that its DMT Transceiver architecture with component parts, not including the hybrid and line driving subsection, will have a power consumption no greater than 3 watts per line effective June 30, 1996. This commitment will allow WIN and Westell to complete systems architecture and product development planning activities necessary to complete customer requests for proposals during 1995 and thereafter in order to meet customer requirements for systems level integration, network planning and product roll-out during 1996 and thereafter.

15.  Confidentiality

     The parties agree that any information, technical data or know how, which is furnished or has been already furnished to the other in written or tangible form by either party under or in connection with this Agreement and marked as "Proprietary Information" or "Confidential", will be maintained by the receiving party in confidence during the term of this Agreement and for a period of five (5) years thereafter and will not be used by the receiving party except to fulfill the receiving party's obligations under this Agreement.

     Oral disclosure will be covered by this Agreement only if such disclosures are reduced to writing and transmitted by the disclosing party to the other within thirty (30) days of the original disclosure and marked as provided above. Neither party shall be under any obligation to maintain in confidence any portion of the information which is (i) already in the possession of the receiving party or its subsidiaries; (ii) independently developed by the receiving party or its subsidiaries; (iii) publicly disclosed by the disclosing party; (iv) rightfully received by the receiving party or its subsidiaries from a third party; (v) approved for release by written agreement with the disclosing party; (vi) available by the inspection of products marketed or offered for sale by either party hereto or others in the ordinary course of business; or (vii) disclosed pursuant to the requirement or request of a governmental agency or third party to the extent such disclosure is required by operation of law, regulation or court order.

16.  Limitation of Claims

     Except for warranty claims, No suit or action shall be brought against any party more than one (1) year after the related cause of action has occured. As to warranty claims the applicable period shall be one year after the product warranty period which shall be one year.

  Analog Devices Inc., Aware Inc., Westell International Inc., Westell Inc.
                         Proprietary and Confidential
                                 Page 7 of 10
                                 17 May 1995

              Analog Devices, Aware, Westell International, Westell
                              Development Agreement
                                Low Cost DMT ADSL

     In no event, shall the accrued total liability of any party from any lawsuit, claim, warranty or indemnity exceed the aggregate sum paid or due to ADI and Aware under this development agreement. No party provides any indemnity from and against any liabilities, losses, damages and expenses (including attorney's fees) relating to claims for personal injuries, death or property damage.

     In no event shall any party be liable for indirect, special, incidental, or consequential damages due to any breach of this Agreement or of any warranty or any other cause whatsoever.

17.  Notices

     Written notices hereunder are deemed to be given when telexed, faxed or mailed first class, postage prepaid, to the addresses of the parties as set forth herein, or such other addresses as shall be furnished in writing, by either party. All parties shall be copied on any notice for such notice to be effective.

     Analog Devices Inc.                     Aware Inc.
     181 Ballardvale Street                  One Memorial Drive
     Wilmington, MA 01887-1024               Cambridge, MA 02142-1301
     Facsimile: +1-617-937-1022              Facsimile: +1-617-577-1710

     Westell International Inc.              Westell Inc.
     2701 N. Rocky Point Drive               101 Kendall Point Drive
     Suite 530                               Oswego, IL 60543
     Tampa, FL 33607                         Facsimile: +1-708-851-5299
     Facsimile: +1-813-286-1957

18.  Non - Assignability

     Except for WIN assignments to Westell, this Agreement is not assignable by either party without the prior written consent of the other party. Any attempt to assign this Agreement without the prior written consent of the other party shall be void.

    Analog Devices Inc., Aware Inc., Westell International Inc., Westell Inc.
                          Proprietary and Confidential
                                  Page 8 of 10
                                   17 May 1995

              ANALOG DEVICES, AWARE, WESTELL INTERNATIONAL, WESTELL
                              DEVELOPMENT AGREEMENT
                                LOW COST DMT ADSL

19.  Other Agreements

     This Agreement contains the entire understanding of the parties with respect to the subject mater hereof and supersedes the June 29, 1994 MOU and all other agreements and understandings relating thereto, written or oral, between the parties, except for the Participation Agreement dated 20 October 1993. Amendments to this Agreement must be in writing, signed by the duly authorized officers of the parties. Except as provided herein, the parties agree that the terms and conditions of this Agreement shall prevail, notwithstanding contrary or additional terms, in any purchase order, sales acknowledgment, confirmation or any other document issued by either party including the Schedules attached hereto.

20.  Miscellaneous Provisions

(a) This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, USA, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

(b) No provision of this Agreement is intended to conflict with any law, and the provisions should be construed in a manner that will uphold their validity. In the event that any provision is found to be contrary to any law, it shall be deemed unenforceable, and the parties or the court shall substitute a lawful provision in its place which is equitable and which, to the extent possible, reflects the original intent of the parties. Unless it would be inequitable to do so, all other provisions of this Agreement shall remain in full force and effect.

(c) The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

21.  Force Majeure

     Neither party shall be liable for delay in performance or failure to perform in whole or in part the terms of this Agreement due to strike, labor dispute, act of war, labor shortage, riot or civil commotion, act of public enemy, fire, flood or act of God or other cause beyond the control of such party.

    Analog Devices Inc., Aware Inc., Westell International Inc., Westell Inc.
                          Proprietary and Confidential
                                  Page 9 of 10
                                   17 May 1995

              ANALOG DEVICES, AWARE, WESTELL INTERNATIONAL, WESTELL
                              DEVELOPMENT AGREEMENT
                                LOW COST DMT ADSL

In WITNESS WHEREOF, Westell International, ADI and AWARE have executed this Development Agreement as of 12 May 1995.

ANALOG DEVICES, INC.

By:    /s/ Russell K. Johnsen
       ------------------------------

Name:  Russell K. Johnsen
       ------------------------------

Title: V.P./G.M. Communications Div.
       ------------------------------

Date:  7 June 1995
       ------------------------------

AWARE INC.

By:    /s/ Michael Tzannes
       ------------------------------

Name:  Michael Tzannes
       ------------------------------

Title: V.P. Telecommunications
       ------------------------------

Date:  26 May 95
       ------------------------------

WESTELL INTERNATIONAL INC.

By:    /s/ Robert D. Faw
       ------------------------------

Name:  Robert D. Faw

Title: President and CEO

Date:  15 May 1995
       ------------------------------

WESTELL INC.

By:    /s/ William V. Rodey
       ------------------------------

Name:  William V. Rodey
       ------------------------------

Title: V.P. Planning and Business Development


  Analog Devices Inc., Aware Inc., Westell International Inc., Westell Inc.
                         Proprietary and Confidential
                                Page 10 of 10
                                 17 May 1995